SUB-ITEM 77Q3

AIM TRIMARK ENDEAVOR FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  4/30/2008
FILE NUMBER 811-05426
SERIES NO.: 16


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                      $ 376
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                        $ -
       Class C                                                        $ -
       Class R                                                        $ 8
       Institutional Class                                           $ 39

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                     0.0418
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                     0.0000
       Class C                                                     0.0000
       Class R                                                     0.0216
       Institutional Class                                         0.1135

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                      8,005
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                      1,166
       Class C                                                      2,282
       Class R                                                        460
       Institutional Class                                            429

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                     $13.15
     2 Net asset value per share of a second class of open-end company shares
       (000's Omitted)
       Class B                                                     $12.76
       Class C                                                     $12.77
       Class R                                                     $13.03
       Institutional Class                                         $13.29